Exhibit 99.1

NEWS RELEASE

Kimbell Royalty Partners Announces Record Fourth Quarter and

Full Year 2022 Results

Record Full-Year Oil, Natural Gas and Natural Gas Liquids Revenue and Net Income

Record Q4 22 Run-Rate Daily Production; Post-Hatch Acquisition Quarterly Production Exceeds 17,000 Boe/d (6:1) for First Time

Record Number of Net DUCs and Permits; Record Rig Count of 92 Active Rigs Drilling

Updated Detailed Portfolio Review Includes 10,763 Gross and 66.94 Net Major Upside Locations1 and Estimated 19 Years of Drilling Inventory2

Superior Five-Year Annual Average PDP Decline Rate of 12% Requires Only an Estimated 4.5 Net Wells Annually to Maintain Flat Production

Increase in Borrowing Base on Secured Revolving Credit Facility to $350 Million; Conservative Balance Sheet with Net Debt to Trailing Twelve Month Consolidated Adjusted EBITDA of 0.9x

Announces Q4 2022 Cash Distribution of $0.48 per Common Unit

FORT WORTH, Texas, February 23, 2023 – Kimbell Royalty Partners, LP (NYSE: KRP) (“Kimbell” or the “Company”), a leading owner of oil and natural gas mineral and royalty interests in over 124,000 gross wells across 28 states, today announced financial and operating results for the quarter ended and year ended December 31, 2022.

Fourth Quarter 2022 Highlights

•	Record Q4 2022 run-rate daily production of 15,394 barrels of oil equivalent (“Boe”) per day (6:1)

•	Includes 17 days of production from the Company’s $270.7 million acquisition of mineral and royalty interests held by Austin-based Hatch Royalty LLC (the “Acquired Production”) that closed on December 15, 2022

•	Including a full Q4 2022 impact of the Acquired Production, the revenues from which will be received by the Company, run-rate production was 17,176 Boe per day (6:1)

•	Q4 2022 oil, natural gas and NGL revenues of $64.4 million, a decrease of 12.8% from Q3 2022, primarily attributable to a decline in realized commodity prices

1 These figures include Kimbell's major properties and do not include locations from Kimbell's minor properties, which generally include properties with less than a 0.1% net revenue interest and are time consuming to quantify, but in the estimation of Kimbell's management could add up to an additional 20% to Kimbell's net inventory in the aggregate.

2 Based on estimated major and minor upside net locations of 83.68 divided by estimated 4.5 net wells completed per year to maintain flat production.

Kimbell Royalty Partners, LP – News Release

•	Q4 2022 net income of approximately $35.2 million and net income attributable to common units of approximately $28.4 million, as compared to $43.8 million and $38.3 million, respectively, from Q3 2022

•	Q4 2022 consolidated Adjusted EBITDA of $46.2 million, as compared to $47.5 million in Q3 2022

•	As of December 31, 2022, Kimbell’s major properties[3] had 6.94 net drilled but uncompleted wells (“DUCs”) and net permitted locations on its acreage (3.67 net DUCs and 3.27 net permitted locations), a new record, compared to an estimated 4.5 net wells needed to maintain flat production

•	As of December 31, 2022, Kimbell had a record 92 rigs actively drilling on its acreage, up from 79 rigs in Q3 2022 and representing 12.1%[4] market share of all rigs drilling in the continental United States as of such time

•	On December 15, 2022, the borrowing base and aggregate commitments on Kimbell's secured revolving credit facility were increased from $300 million to $350 million in connection with its fall redetermination

•	Announced a Q4 2022 cash distribution of $0.48 per common unit, reflecting a payout ratio of 75% of cash available for distribution; implies a 13.2% annualized yield based on the February 22, 2023 closing price of $14.59 per common unit; Kimbell intends to utilize the remaining 25% of its cash available for distribution to repay a portion of the outstanding borrowings under Kimbell’s revolving credit facility

•	Initiated 2023 guidance with estimated daily production at is mid-point projected at 17,200 Boe/d for the year; oil-weighting projected to increase relative to 2022 guidance provided in the Q4 2021 earnings release due to the Acquired Production in the Permian Basin

Robert Ravnaas, Chairman and Chief Executive Officer of Kimbell Royalty GP, LLC, Kimbell’s general partner (the “General Partner”), commented, “2022 was another very strong year for Kimbell, which included several new records for revenue, EBITDA, distributable cash flow per unit and net income during the year. In addition, we completed a highly attractive and accretive acquisition in one of the highest quality and most active parts of the Permian Basin in December, which reestablished the Permian as the leading basin for the Company in terms of production, active rig count, DUCs, permits and undrilled inventory. Furthermore, the borrowing base and elected commitment on the Company’s revolving credit facility increased to $350 million, further enhancing our liquidity and conservative capital structure. In fact, the Company’s leverage ratio is now at the lowest level it has been in years at 0.9x Net Debt to trailing twelve month consolidated Adjusted EBITDA. Finally, the Company paid out $1.88 in tax-advantaged quarterly distributions during 2022 and paid down approximately $41.5 million on its credit facility by allocating 25% of cash available for distribution for debt-paydown.

“Reflecting on our growth since our IPO, we have now grown production from 3,116 Boe/d to 17,176 Boe/d, an increase of 451%. We expect to continue our role as a major consolidator in the highly fragmented U.S. oil and natural gas royalty sector, which we estimate to be over $700 billion in size. And, as I have stated in the past, there are only a handful of public entities in the U.S. and Canada that have the financial resources, infrastructure, network and technical expertise to complete large-scale, multi-basin acquisitions. We believe that we are still in the early stages of this consolidation and will actively seek out targets that fit within our acquisition profile.”

3 These figures pertain only to Kimbell's major properties and do not include possible additional DUCs and permits from Kimbell's minor properties, which generally have a net revenue interest of 0.1% or below and are time consuming to quantify but, in the estimation of Kimbell's management, could add an additional 20% to Kimbell’s net inventory.

4 Based on Kimbell rig count of 92 and Baker Hughes U.S. land rig count of 762 as of December 31, 2022.

Kimbell Royalty Partners, LP – News Release

“While the U.S. rig count increased during the year and is now approaching pre-COVID levels, we do not expect much in the way of significant oil production growth from U.S. operators. A primary reason for this is that the number of DUCs in the U.S., one of the best indicators for near-term production growth, has dropped precipitously since 2020. In fact, in the Permian Basin alone, DUCs have dropped from a peak of over 3,500 in July 2020 to just over 1,000 today – levels not seen since 2015. While many companies will focus on replenishing their DUC inventories in the short-term, we believe that inflationary pressures in the drilling, completion and labor side of their businesses will continue to temper oil production growth during 2023. Production stability, profitability and quality of inventory will continue to be the primary themes of energy investing rather than the hyper-growth models of the past. With our high-quality, low-PDP decline and diversified royalty portfolio with substantial upside drilling locations, Kimbell was built for these conditions. We are very excited about the opportunities to expand in the future and deliver unitholder value for years to come.”

Fourth Quarter 2022 Distribution and Debt Repayment

Today, the Board of Directors of the General Partner (the “Board of Directors”) approved a cash distribution payment to common unitholders of 75% of cash available for distribution for the fourth quarter of 2022, or $0.48 per common unit. The distribution will be payable on March 16, 2023 to common unitholders of record at the close of business on March 9, 2023. Kimbell plans to utilize the remaining 25% of cash available for distribution for the fourth quarter of 2022 to pay down a portion of the outstanding borrowings under its secured revolving credit facility. Since May 2020 (excluding the expected upcoming pay-down from the remaining 25% of Q4 2022 projected cash available for distribution), Kimbell has paid down approximately $86.1 million of outstanding borrowings under its secured revolving credit facility by allocating a portion of its cash available for distribution for debt pay-down.

Kimbell expects that approximately 68% of its fourth quarter 2022 distribution should not constitute dividends for U.S. federal income tax purposes, but instead are estimated to constitute non-taxable reductions to the basis of each distribution recipient’s ownership interest in Kimbell common units. The reduced tax basis will increase unitholders’ capital gain (or decrease unitholders’ capital loss) when unitholders sell their common units. The Form 8937 containing additional information may be found at www.kimbellrp.com under “Investor Relations” section of the site. Kimbell currently believes that the portion that constitute dividends for U.S. federal income tax purposes will be considered qualified dividends, subject to holding period and certain other conditions, which are subject to a tax rate of 0%, 15% or 20% depending on the income level and tax filing status of a unitholder for 2023. Kimbell believes these estimates are reasonable based on currently available information, but they are subject to change.

Kimbell Royalty Partners, LP – News Release

Financial Highlights

Kimbell’s fourth quarter 2022 average realized price per Bbl of oil was $82.04, per Mcf of natural gas was $5.02, per Bbl of NGLs was $30.55 and per Boe combined was $43.65.

During the fourth quarter of 2022, the Company’s total revenues were $68.7 million, net income was approximately $35.2 million and net income attributable to common units was approximately $28.4 million, or $0.48 per common unit.

Total fourth quarter 2022 consolidated Adjusted EBITDA was $46.2 million (consolidated Adjusted EBITDA is a non-GAAP financial measure. Please see a reconciliation to the nearest GAAP financial measures at the end of this news release).

In the fourth quarter of 2022, G&A expense was $7.2 million, $4.2 million of which was Cash G&A expense, or $2.97 per Boe (Cash G&A and Cash G&A per Boe are non-GAAP financial measures.  Please see definition under Non-GAAP Financial Measures in the Supplemental Schedules included in this news release).  Unit-based compensation in the fourth quarter of 2022, which is a non-cash G&A expense, was $3.0 million or $2.11 per Boe.

On December 15, 2022, the borrowing base and aggregate commitments under its secured revolving credit facility were increased from $300 million to $350 million in connection with its fall redetermination.

As of December 31, 2022, Kimbell had approximately $233.0 million in debt outstanding under its secured revolving credit facility, had net debt to fourth quarter 2022 trailing twelve month consolidated Adjusted EBITDA of approximately 0.9x and was in compliance with all financial covenants under its secured revolving credit facility. Kimbell had approximately $117.0 million in undrawn capacity under its secured revolving credit facility as of December 31, 2022.

As of December 31, 2022, Kimbell had outstanding 64,231,833 common units and 15,484,400 Class B units. As of February 23, 2023, Kimbell had outstanding 65,229,995 common units and 15,484,400 Class B units.

Production

Fourth quarter 2022 average daily run-rate production was 15,394 Boe per day (6:1) and was composed of approximately 61% from natural gas (6:1) and approximately 39% from liquids (26% from oil and 13% from NGLs). Including a full Q4 2022 impact of the Acquired Production, the revenues from which will be received by the Company, run-rate production was 17,176 Boe per day (6:1).

Operational Update

As of December 31, 2022, Kimbell’s major properties had 882 gross (3.67 net) DUCs and 675 gross (3.27 net) permitted locations on its acreage. In addition, as of December 31, 2022, Kimbell had 92 rigs actively drilling on its acreage, which represents an approximate 12.1% market share of all land rigs drilling in the continental United States as of such time.

Kimbell Royalty Partners, LP – News Release

Basin	Gross DUCs as of December 31, 2022(1)	Gross Permits as of December 31, 2022(1)	Net DUCs as of December 31, 2022(1)	Net Permits as of December 31, 2022(1)
Permian	455	365	1.55	1.60
Eagle Ford	82	62	0.63	0.52
Haynesville	102	45	0.89	0.55
Mid-Continent	110	52	0.27	0.12
Bakken	102	132	0.23	0.35
Appalachia	6	9	0.01	0.02
Rockies	25	10	0.09	0.11
Total	882	675	3.67	3.27

(1)  These figures pertain only to Kimbell's major properties and do not include possible additional DUCs and permits from Kimbell's minor properties, which generally have a net revenue interest of 0.1% or below and are time consuming to quantify but, in the estimation of Kimbell's management, could add an additional 20% to Kimbell's net inventory.

Reserves

Ryder Scott Company, L.P. prepared an estimate of Kimbell’s proved reserves as of December 31, 2022.  Average prices of $93.67 per barrel of oil and $6.36 per MMBtu of natural gas were used in accordance with applicable rules of the Securities and Exchange Commission (the “SEC”).  Realized prices with applicable differentials were $90.94 per barrel of oil, $5.37 per Mcf of natural gas and $36.42 per barrel of NGLs.

Proved developed reserves at year-end 2022 increased by approximately 2% year-over-year to over 46 MMBoe, reflecting the acquisitions Kimbell made during the year along with continued development by the operators of Kimbell’s acreage.

	Crude Oil and Condensate (MBbls)	Natural Gas (MMcf)	Natural Gas Liquids (MBbls)	Total (MBOE)
Net proved developed reserves at December 31, 2021	12,511	157,764	6,669	45,474
Revisions of previous estimates	(58)	17,119	759	3,554
Purchases of minerals in place	1,328	5,726	707	2,989
Production	(1,426)	(20,311)	(747)	(5,558)
Net proved developed reserves at December 31, 2022	12,355	160,298	7,388	46,459

Results of Updated Portfolio Review

Kimbell completed an updated review of its portfolio including the Acquired Production, which as of December 31, 2022, identified 10,763 gross and 66.94 net (100% NRI) major total upside drilling locations. These locations only include Kimbell's major properties and do not include Kimbell's minor properties, which generally have less than a 0.1% net revenue interest and are time consuming to quantify, but in the estimation of Kimbell's management could add up to an additional 20% to Kimbell's net inventory in the aggregate. Including both the estimated major and minor upside locations, the Company believes it has a total of 83.68 net locations, or approximately 19 years of drilling inventory based on 4.5 net wells per year needed to maintain flat production.

Kimbell Royalty Partners, LP – News Release

Approximately 79% of the total estimated undrilled net inventory is located in the Permian, Eagle Ford and Haynesville, which have some of the best economic returns and lowest break-even costs in the U.S. In addition, Kimbell's superior five-year average PDP decline rate of only 12% requires only an estimated 4.5 net wells each year to keep production flat.

Basin	Gross Major Locations as of December 31, 2022(1)	Net Major Locations as of December 31, 2022(1)	Avg. Gross Horizontal Wells/DSU(2)
Permian	4,190	23.71	12.0
Eagle Ford	1,672	15.50	6.9
Haynesville	1,093	13.76	5.9
Mid-Continent	1,402	6.36	6.8
Bakken	1,956	3.98	8.5
Appalachia	251	2.16	7.6
Rockies	199	1.47	10.5
Total	10,763	66.94	8.3

(1)  Locations include permits, proven undeveloped (PUD), probable, and possible (per SPE-PRMS reserve definitions based on interenal reserves database as of December 31, 2022).  In addition, these figures pertain only to Kimbell's major properties and do not include additional locations from Kimbell's minor properties, which generally have a net revenue interest of 0.1% or below and are time consuming to quantify, but in the estimation of Kimbell's management, could add an additional 20% to Kimbell's net inventory in the aggregate.

(2)  Gross horizontal wells per drilling spacing unit (“DSU”) from internal reserves database as of December 31, 2022.  DSUs vary in size.

Kimbell Royalty Partners, LP – News Release

Hedging Update

The following provides information concerning Kimbell’s hedge book as of December 31, 2022:

Fixed Price Swaps as of December 31, 2022
			Weighted Average
	Volumes		Fixed Price
	Oil	Nat Gas	Oil	Nat Gas
	BBL	MMBTU	$/BBL	$/MMBTU
1Q 2023	91,854	1,204,308	$53.38	$2.73
2Q 2023	70,889	998,179	$61.16	$2.52
3Q 2023	72,680	1,047,880	$61.70	$3.09
4Q 2023	67,988	995,532	$63.00	$3.28
1Q 2024	54,509	823,186	$76.32	$4.15
2Q 2024	56,511	809,354	$82.40	$4.31
3Q 2024	48,576	785,588	$69.30	$4.45
4Q 2024	68,448	811,164	$70.02	$4.48

2023 Guidance

Kimbell is providing financial and operational guidance ranges for 2023 as follows:

	Kimbell Royalty Partners LP
2023
Net Production - Mboe/d (6:1)	16.3	-	18.1
Oil Production - % of Net Production	26%	-	30%
Natural Gas Production - % of Net Production	56%	-	60%
Natural Gas Liquids Production - % of Net Production	12%	-	16%

Unit Costs ($/boe)
Marketing and other deductions	$2.10	-	$2.90
Depreciation, depletion and accretion expenses	$6.00	-	$10.00
G&A
Cash G&A	$2.90	-	$3.10
Non-Cash G&A	$2.00	-	$2.40
Production and ad valorem taxes - % of Oil, Natural Gas and NGL Revenues	6.0%	-	8.0%

Payout Ratio (1)		75%

(1)  The Company intends to pay out 75% of its projected cash available for distribution in quarterly distributions and utilize 25% of projected cash available for distribution to pay down a portion of the outstanding borrowings under its secured revolving credit facility each quarter.

Kimbell Royalty Partners, LP – News Release

Conference Call

Kimbell Royalty Partners will host a conference call and webcast today at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) to discuss fourth quarter 2022 results. To access the call live by phone, dial 201-389-0869 and ask for the Kimbell Royalty Partners call at least 10 minutes prior to the start time. A telephonic replay will be available through March 2, 2023 by dialing 201-612-7415 and using the conference ID 13734773#. A webcast of the call will also be available live and for later replay on Kimbell’s website at http://kimbellrp.investorroom.com under the Events and Presentations tab.

Presentation

On February 23, 2023, Kimbell posted an updated investor presentation on its website. The presentation may be found at http://kimbellrp.investorroom.com under the Events and Presentations tab. Information on Kimbell’s website does not constitute a portion of this news release.

About Kimbell Royalty Partners, LP

Kimbell (NYSE: KRP) is a leading oil and gas mineral and royalty company based in Fort Worth, Texas. Kimbell owns mineral and royalty interests in over 16 million gross acres in 28 states and in every major onshore basin in the continental United States, including ownership in more than 124,000 gross wells. To learn more, visit http://www.kimbellrp.com.

Forward-Looking Statements

This news release includes forward-looking statements, in particular statements relating to Kimbell’s financial, operating and production results and prospects for growth, drilling inventory, growth potential, identified locations and all other estimates and predictions resulting from Kimbell’s portfolio review, the tax treatment of Kimbell's distributions, changes in Kimbell’s capital structure, future natural gas and other commodity prices and changes to supply and demand for oil, natural gas and NGLs. These and other forward-looking statements involve risks and uncertainties, including risks that the anticipated benefits of acquisitions are not realized and uncertainties relating to Kimbell’s business, prospects for growth and acquisitions and the securities markets generally, as well as risks inherent in oil and natural gas drilling and production activities, including risks with respect to potential declines in prices for oil and natural gas that could result in downward revisions to the value of proved reserves or otherwise cause operators to delay or suspend planned drilling and completion operations or reduce production levels, which would adversely impact cash flow, risks relating to the impairment of oil and natural gas properties, risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in oil and natural gas prices, risks relating to Kimbell’s ability to meet financial covenants under its credit agreement or its ability to obtain amendments or waivers to effect such compliance, risks relating to Kimbell’s hedging activities, risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations, risks relating to delays in receipt of drilling permits, risks relating to unexpected adverse developments in the status of properties, risks relating to borrowing base redeterminations by Kimbell’s lenders, risks relating to the absence or delay in receipt of government approvals or third-party consents, risks relating to acquisitions, dispositions and drop downs of assets, risks relating to Kimbell's ability to realize the anticipated benefits from and to integrate acquired assets, including the Acquired Production, risks relating to tax matters, and other risks described in Kimbell's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission (the “SEC”), available at the SEC's website at www.sec.gov. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Except as required by law, Kimbell undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this news release. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Kimbell's filings with the SEC.

Kimbell Royalty Partners, LP – News Release

Contact:

Rick Black

Dennard Lascar Investor Relations

krp@dennardlascar.com

(713) 529-6600

– Financial statements follow –

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Condensed Consolidated Balance Sheet

(Unaudited, in thousands)

December 31,
2022
Assets:
Current assets
Cash and cash equivalents	$24,636
Oil, natural gas and NGL receivables	46,993
Accounts receivable and other current assets	3,563
Total current assets	75,192
Property and equipment, net	954
Oil and natural gas properties
Oil and natural gas properties (full cost method)	1,465,986
Less: accumulated depreciation, depletion and impairment	(712,717)
Total oil and natural gas properties, net	753,269
Right-of-use assets, net	2,525
Derivative assets	755
Loan origination costs, net	3,004
Assets of consolidated variable interest entities:
Cash	391
Investments held in trust	240,621
Prepaid expenses	35
Total assets	$1,076,746
Liabilities and unitholders' equity:
Current liabilities
Accounts payable	$1,210
Other current liabilities	4,910
Derivative liabilities	12,647
Total current liabilities	18,767
Operating lease liabilities, excluding current portion	2,236
Derivative liabilities	432
Long-term debt	233,016
Other liabilities	323
Liabilities of consolidated variable interest entities:
Other current liabilities	513
Deferred underwriting commissions	8,050
Total liabilities	263,337
Commitments and contingencies
Mezzanine equity:
Redeemable noncontrolling interest in Kimbell Tiger Acquisition Corporation	236,900
Kimbell Royalty Partners, LP unitholders' equity:
Common units	601,842
Class B units	774
Total Kimbell Royalty Partners, LP unitholders' equity	602,616
Noncontrolling deficit interest in OpCo	(26,107)
Total equity	576,509
Total liabilities, mezzanine equity and unitholders' equity	$1,076,746

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per-unit data and unit counts)

	Three Months Ended	Three Months Ended
	December 31, 2022	December 31, 2021
Revenue
Oil, natural gas and NGL revenues	$64,421	$52,243
Lease bonus and other income	1,034	306
Gain on commodity derivative instruments, net	3,216	3,128
Total revenues	68,671	55,677
Costs and expenses
Production and ad valorem taxes	2,697	2,380
Depreciation and depletion expense	16,726	11,721
Marketing and other deductions	2,744	3,206
General and administrative expenses	7,190	6,730
Consolidated variable interest entities related:
General and administrative expenses	447	—
Total costs and expenses	29,804	24,037
Operating income	38,867	31,640
Other income (expense)
Equity (loss) income in affiliate	(989)	400
Interest expense	(3,950)	(2,489)
Other income	—	1,247
Consolidated variable interest entities related:
Interest earned on marketable securities in trust account	2,208	—
Net income before income taxes	36,136	30,798
Income tax expense	888	74
Net income	35,248	30,724
Distribution and accretion on Series A preferred units	—	(3,244)
Net income attributable to noncontrolling interests	(6,847)	(7,472)
Distributions on Class B units	(8)	(18)
Net income attributable to common units of Kimbell Royalty Partners, LP	$28,393	$19,990

Basic	$0.48	$0.46
Diluted	$0.48	$0.44
Weighted average number of common units outstanding
Basic	59,484,641	43,371,258
Diluted	69,913,842	62,713,187

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per-unit data and unit counts)

	Year Ended	Year Ended
	December 31, 2022	December 31, 2021
Revenue
Oil, natural gas and NGL revenues	$281,964	$175,088
Lease bonus and other income	3,074	3,319
Loss on commodity derivative instruments, net	(36,979)	(42,792)
Total revenues	248,059	135,615
Costs and expenses
Production and ad valorem taxes	16,239	10,480
Depreciation and depletion expense	50,086	36,798
Marketing and other deductions	13,383	12,049
General and administrative expenses	29,129	26,978
Consolidated variable interest entities related:
General and administrative expenses	2,304	—
Total costs and expenses	111,141	86,305
Operating income	136,918	49,310
Other income (expense)
Equity income in affiliate	2,669	1,120
Interest expense	(13,818)	(9,182)
Other income	4,043	1,264
Consolidated variable interest entities related:
Interest earned on marketable securities in trust account	3,721	—
Net income before income taxes	133,533	42,512
Income tax expense	2,739	74
Net income	130,794	42,438
Distribution and accretion on Series A preferred units	—	(11,250)
Net income attributable to noncontrolling interests	(18,823)	(8,496)
Distributions on Class B units	(42)	(77)
Net income attributable to common units of Kimbell Royalty Partners, LP	$111,929	$22,615

Basic	$1.75	$0.56
Diluted	$1.72	$0.51
Weighted average number of common units outstanding
Basic	54,112,595	40,400,907
Diluted	65,837,017	60,957,824

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP
Supplemental Schedules

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA, Cash G&A and Cash G&A per Boe are used as supplemental non-GAAP financial measures by management and external users of Kimbell’s financial statements, such as industry analysts, investors, lenders and rating agencies.  Kimbell believes Adjusted EBITDA is useful because it allows us to more effectively evaluate Kimbell’s operating performance and compare the results of Kimbell’s operations period to period without regard to its financing methods or capital structure.  In addition, management uses Adjusted EBITDA to evaluate cash flow available to pay distributions to Kimbell’s unitholders.  Kimbell defines Adjusted EBITDA as net income (loss), net of depreciation and depletion expense, interest expense, income taxes, non cash unit based compensation, unrealized gains and losses on derivative instruments, cash distribution from affiliate, equity income (loss) in affiliate, gains and losses on sales of assets and operational impacts of variable interest entities, which include general and administrative expense and interest income.  Adjusted EBITDA is not a measure of net income (loss) or net cash provided by operating activities as determined by GAAP.  Kimbell excludes the items listed above from net income (loss) in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within Kimbell’s industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired.  Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company's financial performance, such as a company's cost of capital and tax structure, as well as historic costs of depreciable assets, none of which are components of Adjusted EBITDA.  Adjusted EBITDA should not be considered an alternative to net income, oil, natural gas and natural gas liquids revenues, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.  Kimbell’s computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.  Kimbell expects that cash available for distribution for each quarter will generally equal its Adjusted EBITDA for the quarter, less cash needed for debt service and other contractual obligations, tax obligations, and fixed charges and reserves for future operating or capital needs that the Board of Directors may determine is appropriate.

Kimbell believes Cash G&A and Cash G&A per Boe are useful metrics because they isolate cash costs within overall G&A expense and measure cash costs relative to overall production, which is a widely utilized metric to evaluate operational performance within the energy sector. Cash G&A is defined as general and administrative expenses less unit-based compensation expense. Cash G&A per Boe is defined as Cash G&A divided by total production for a period. Cash G&A should not be considered an alternative to G&A expense presented in accordance with GAAP. Kimbell’s computations of Cash G&A and Cash G&A per Boe may not be comparable to other similarly titled measures of other companies.

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Supplemental Schedules

(Unaudited, in thousands)

	Three Months Ended	Three Months Ended
	December 31, 2022	December 31, 2021
Reconciliation of net cash provided by operating activities to Adjusted EBITDA and cash available for distribution
Net cash provided by operating activities	$38,631	$22,360
Interest expense	3,950	2,489
Income tax expense	888	74
Amortization of right-of-use assets	(82)	(77)
Amortization of loan origination costs	(491)	(409)
Equity (loss) income in affiliate	(989)	400
Unit-based compensation	(2,982)	(2,436)
Gain on derivative instruments, net of settlements	13,029	14,626
Changes in operating assets and liabilities:
Oil, natural gas and NGL revenues receivable	606	4,464
Accounts receivable and other current assets	967	1,557
Accounts payable	(336)	218
Other current liabilities	1,509	2,016
Operating lease liabilities	84	78
Consolidated variable interest entities related:
Interest earned on marketable securities in Trust Account	2,208	—
Other assets and liabilities	(180)	—
Consolidated EBITDA	$56,812	$45,360
Add:
Unit-based compensation	2,982	2,436
Gain on derivative instruments, net of settlements	(13,029)	(14,626)
Cash distribution from affiliate	171	—
Equity loss (income) in affiliate	989	(400)
Consolidated variable interest entities related:
Interest earned on marketable securities in Trust Account	(2,208)	—
General and administrative expenses	447	—
Consolidated Adjusted EBITDA	$46,164	$32,770
Adjusted EBITDA attributable to noncontrolling interest	(8,967)	(8,910)
Adjusted EBITDA attributable to Kimbell Royalty Partners, LP	$37,197	$23,860

Adjustments to reconcile Adjusted EBITDA to cash available for distribution
Less:
Cash interest expense	2,558	1,524
Cash income tax expense	15	—
Cash distributions on Series A preferred units	—	318
Restricted units repurchased for tax withholding	—	670
Distributions on Class B units	8	18
Cash available for distribution on common units	$34,616	$21,330

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Supplemental Schedules

(Unaudited, in thousands, except for per-unit data and unit counts)

Three Months Ended
December 31, 2022
Net income	$35,248
Depreciation and depletion expense	16,726
Interest expense	3,950
Income tax expense	888
Consolidated EBITDA	$56,812
Unit-based compensation	2,982
Gain on derivative instruments, net of settlements	(13,029)
Cash distribution from affiliate	171
Equity loss in affiliate	989
Consolidated variable interest entities related:
Interest earned on marketable securities in Trust Account	(2,208)
General and administrative expenses	447
Consolidated Adjusted EBITDA	$46,164
Adjusted EBITDA attributable to noncontrolling interest	(8,967)
Adjusted EBITDA attributable to Kimbell Royalty Partners, LP	$37,197

Adjustments to reconcile Adjusted EBITDA to cash available for distribution
Less:
Cash interest expense	2,558
Cash income tax expense	15
Distributions on Class B units	8
Cash available for distribution on common units	$34,616

Common units outstanding on December 31, 2022	64,231,833

Cash available for distribution per common unit outstanding	$0.53

Common units outstanding on March 9, 2023 Record Date	65,229,995

Fourth quarter 2022 distribution declared (1)	$0.48

(1)  The difference between the declared distribution and the cash available for distribution is primarily attributable to Kimbell allocating 25% of cash available for distribution to pay outstanding borrowings under its secured revolving credit facility.  Additionally, Kimbell utilized cash flows received from the Q4 2022 Acquired Production after the effective date of October 1, 2022, but prior to the closing date of December 15, 2022, to pay outstanding borrowings under its credit facility and to distribute the additional cash flows to common unitholders.  Revenues, production and other financial and operating results from the Q4 2022 acquisition are reflected in Kimbell's condensed consolidated financial statements from December 15, 2022 onward.

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Supplemental Schedules

(Unaudited, in thousands, except for per-unit data and unit counts)

Three Months Ended
December 31, 2021
Net income	$30,724
Depreciation and depletion expense	11,721
Interest expense	2,489
Cash distribution from affiliate	352
Income tax expense	74
Consolidated EBITDA	$45,360
Unit-based compensation	2,436
Gain on commodity derivative instruments, net of settlements	(14,626)
Equity income in affiliate	(400)
Consolidated Adjusted EBITDA	$32,770
Adjusted EBITDA attributable to noncontrolling interest	(8,910)
Adjusted EBITDA attributable to Kimbell Royalty Partners, LP	$23,860

Adjustments to reconcile Adjusted EBITDA to cash available for distribution
Less:
Cash interest expense	1,524
Cash distributions on Series A preferred units	318
Restricted units repurchased for tax withholding	670
Distributions on Class B units	18
Cash available for distribution on common units	$21,330

Common units outstanding on December 31, 2021	47,162,773

Cash available for distribution per common unit outstanding	$0.45

Common units outstanding on January 31, 2022 Record Date	47,162,773

Fourth quarter 2021 distribution declared (1)	$0.37

(1)  The difference between the declared distribution and the cash available for distribution is primarily attributable to Kimbell allocating 25% of cash available for distribution to pay outstanding borrowings under its revolving credit facility.  Additionally, Kimbell utilized cash flows received from the Q4 2021 acquired production after the cash cutoff date of November 1, 2021, but prior to the closing date of December 7, 2021, to pay outstanding borrowings under its credit facility and to distribute the additional cash flows to common unitholders.  Revenues, production and other financial and operating results from the Q4 2021 acquisition are reflected in Kimbell's condensed consolidated financial statements from December 7, 2021 onward.

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Supplemental Schedules

(Unaudited, in thousands)

	Three Months Ended
	December 31, 2022
Net income	$35,248
Depreciation and depletion expense	16,726
Interest expense	3,950
Income tax expense	888
Consolidated EBITDA	$56,812
Unit-based compensation	2,982
Gain on derivative instruments, net of settlements	(13,029)
Cash distribution from affiliate	171
Equity loss in affiliate	989
Consolidated variable interest entities related:
Interest earned on marketable securities in Trust Account	(2,208)
General and administrative expenses	447
Consolidated Adjusted EBITDA	$46,164

Q1 2022 - Q3 2022 Consolidated Adjusted EBITDA (1)	175,560
Trailing Twelve Month Consolidated Adjusted EBITDA	$221,724

Long-term debt (as of 12/31/22)	233,016
Cash and cash equivalents (as of 12/31/22)	(25,027)
Net debt (as of 12/31/22)	$207,989

Net Debt to Trailing Twelve Month Consolidated Adjusted EBITDA	0.9	x

(1)  Consolidated Adjusted EBITDA for each of the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022 was previously reported in a news release relating to the applicable quarter, and the reconciliation of net income to consolidated Adjusted EBITDA for each quarter is included in the applicable news release.  This also includes the trailing twelve months pro forma results from the Q4 2022 acquisition that closed in December 2022 in accordance with Kimbell's secured revolving credit facility.